Exhibit 99.1


          Four Oaks Fincorp, Inc. Declares 2006 First Quarter Dividend


     FOUR OAKS, N.C.--(BUSINESS WIRE)--Jan. 25, 2006--Four Oaks Fincorp, Inc.(OTCBB: FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors declared a cash dividend of 8 cents per share payable on or after March 7, 2006, to shareholders of record on February 28, 2006. This dividend is 11% higher than the first quarter 2005 dividend as adjusted to retroactively reflect the five-for-four stock split paid on November 25, 2005.


    CONTACT: Four Oaks Fincorp, Inc.
             Ayden R. Lee, Jr., 919-963-2177
             President and Chief Executive Officer
             Nancy S. Wise, 919-963-2177
             Executive Vice President and Chief Financial Officer